UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________________________
FORM 8-K
___________________________
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 1, 2021 (February 23, 2021)

Commission File Number 0-25346

ACI WORLDWIDE, INC.
(Exact name of registrant as specified in its charter)

Delaware				47-0772104
(State or other jurisdiction of incorporation or organization)				(I.R.S. Employer Identification No.)

3520 Kraft Rd,	Suite 300	Naples,	Florida	34105
(Address of Principal Executive Offices)				(Zip Code)
(239) 403-4660
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.005 par value	ACIW	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(e) 2021 Executive Short-Term Incentive Plan. On February 23, 2021, the Compensation and Leadership Development Committee (the “Compensation Committee”) of ACI Worldwide, Inc.’s (the “Company”) Board of Directors (the “Board”) approved the 2021 Executive Short-Term Incentive Plan (the “2021 Executive STIP”) for the Company’s executives.
Cash bonus amounts under the 2021 Executive STIP are determined based upon the achievement of two categories of performance metrics: (1) two financial metrics (adjusted EBITDA and Gross Revenue Growth) and (2) individual performance. A bonus under the 2021 Executive STIP may be more or less than 100% (up to a maximum of 200%) of the target level depending upon attainment of the performance metrics by a specific executive. Performance attainment less than the threshold level indicated yields zero payout. Bonuses under the 2021 Executive STIP are contingent on the executive being an employee of the Company on the date of payment.
The Company may: (1) amend or terminate the 2021 Executive STIP in whole or in part, (2) revoke any eligible executive’s right to participate in the 2021 Executive STIP, and (3) make adjustments to targets and payouts subject to the terms of the 2021 Executive STIP.
2021 LTIP Awards. On March 1, 2021, the Compensation Committee granted awards of relative TSR performance shares (“PSUs”) and service-vesting RSUs as part of the 2021 long-term incentive plan (the “2021 LTIP”). Sixty-five percent of the grant date value of the Chief Executive Officer’s awards are in the form of PSUs and thirty-five percent of the grant date value of his awards are in the form of service-vesting RSUs. For each of the other following Named Executive Officers, fifty percent of the grant date value of their awards are in the form of PSUs and fifty percent of the grant date value of their awards are in the form of service-vesting RSUs.

Name	Grant Date Value of RSUs[1]	Grant Date Value of Targeted PSUs (assumes 100% attainment of performance goals)[2]
Odilon Almeida, President and Chief Executive Officer	$2,537,500	$4,712,500
Scott W. Behrens, Chief Financial Officer	$1,300,000	$1,300,000
Eve Aretakis, Chief Commercial Officer	$900,000	$900,000
Jeremy M. Wilmot, Chief Product Officer	$650,000	$650,000

[1] The value of an RSU is the closing price of a share of the Company’s stock on the date of grant, March 1, 2021. The number of RSUs awarded is the denoted grant-date value divided by this share pric
[2] The value of a PSU is based on a Monte-Carlo simulation model and such value is not available as of the date of this Current Report. The number of on-target PSUs awarded is determined by dividing the grant-date value denoted in the table by the value of a PSU.

The RSUs vest in three equal installments on the first, second and third anniversary of the grant date, subject to the recipient being employed with the Company on the vesting date.
PSUs under the 2021 LTIP are earned, if at all, based upon the relative performance of the trading price per share of the Company’s common stock over the three-year period of January 1, 2021 to December 31, 2023 against the S&P 400 Mid-Cap Index. Grantees will earn PSUs, if at all, based on a performance matrix that provides none of the on-target PSUs will be earned for performance below the 25th percentile against the S&P 400 Mid-Cap Index, 50% of the on-target PSUs are earned for performance at the 25th percentile, 95% of on-target value for performance at the 50th percentile, 100% of the on-target value for performance at the 55th percentile and 200% of on-target value at the 75th percentile against the S&P 400 Mid-Cap Index. If the total shareholder return is less than zero, the maximum vesting of shares shall be 100% of the on-target value. If the actual performance is between the ranges set forth in the performance matrix, the percentage of the award is determined by mathematical interpolation.

Item 9.01. Financial Statements and Exhibits.
(d) Exhibits.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ACI WORLDWIDE, INC. (Registrant)

Date: March 1, 2021	By:	/s/ ANTHONY DINKINS
Anthony Dinkins
Chief Human Resources Officer